SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    -------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)

                   OF THE SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)     FEBRUARY 12, 1996

                                 LOIS/USA INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                      33-83894                   13-3441962
(State or other jurisdiction of     (Commission               (IRS Employer
incorporation)                      File Number)               ID Number)

40 WEST 57TH STREET, NEW YORK, NEW YORK                           10019
(Address of principal executive offices)                         (Zip Code)

Registrant's Telephone Number,
 including area code:                                      (212) 373-4700



---------------------------------------
(Former name or former address, if changed since last report)

ITEM 2 - ACQUISITIONS AND DISPOSITIONS

On February 12, 1996 Lois/USA Inc. ("Lois/USA") acquired the outstanding shares of Eisaman, Johns & Laws Advertising, Inc. ("EJL"), a national advertising agency, established in 1959, with its principal advertising offices in Los Angeles, Chicago, Houston and Detroit.

Pursuant to the Stock Purchase Agreement (the "Agreement"), dated
February 12, 1996,with the shareholders of EJL, Lois/USA made an initial cash payment of $4,000,000 and issued 333,333 shares of Lois/USA stock having a value of $2,000,000 ($6.00 per share) at the date issued.

The Sellers will receive as additional purchase price, an amount equal to 5% of the combined revenue of Lois/USA and EJL, as defined in the Agreement, for an additional maximum of $12,000,000 of purchase price (the "Additional Purchase Price"). Payments will be made in the ratio of 75% cash and 25% in Lois/USA stock, valued at $6.00 per share for the first four quarters and thereafter based upon the fair market value of Lois/USA stock as defined in the Agreement. At least $1,750,000 of Additional Purchase Price MUST BE PAID for the year ending December 31, 1996, and the sellers have been guaranteed a minimum Additional Purchase Price of $6,000,000 in cash. To the extent that this minimum cash amount is not paid by December 31, 1999, all further payments must be made in cash until the guaranteed cash amount has been made; then all Additional Purchase Price will be paid in additional shares until the payment ratio has been restored and then all remaining payments will be made in the payment ratio. The Agreement provides the Sellers with the ability to put shares of Additional Purchase Price back to the Company in the event that the minimum cash amounts have not been paid to the Sellers. Such shares can be put back to the Company based at the value on the date such shares were initially issued on a last-in first out basis. The Sellers cannot put the initial 333,333 shares back to the Company.

Interest will be payable on any missed payment of Additional Purchase Price at the prime rate plus 2% for the first missed payment and an additional 5% beginning with the second consecutive missed and uncured payment.

The Sellers will receive a final purchase price payment of $750,000 in additional shares in 2001.

At the closing of the transaction on February 12, 1996, the Sellers were required to deliver $2,200,000 of net worth, as defined in the Agreement, and based upon EJL's historical cost as determined under generally accepted accounting principles. To the extent an amount in excess of $2,200,000 was delivered, Lois/USA agreed to issue the Sellers a three-year subordinated installment note, payable quarterly, and bearing interest at Chemical Bank's prime rate plus 1.5%. This note would be subordinated to the Company's bank indebtedness. If less than $2,200,000 was delivered, the cash portion of the purchase price was to be reduced. According to the final balance sheet, the Sellers delivered $2,211,000 at closing, although the values of certain assets delivered is being disputed.

To the extent Lois/USA consummates a public offering within 12 months of the acquisition date at a price per share less than $6.00, Lois/USA will increase the number of initial shares to the Sellers based upon the offering price. Lois/USA has granted the Sellers certain rights with respect to registration of the shares under the Securities Act of 1933. Lois/USA's two majority shareholders also entered into a shareholders' agreement with EJL's four majority shareholders which, among other things, entitles the former EJL shareholders to elect one director to Lois/USA's board of directors.

Concurrent with the Acquisition, Lois/USA entered into five-year employment agreements with four of the senior EJL executives which will provide for aggregate compensation of $1,165,000 per year, renewable upon the mutual agreement of the parties. Bonuses are discretionary and upon termination of three of the employment agreements, the executives will enter into consulting agreements for a five year term, with compensation to each executive of $100,000 per year. Each employment agreement provides for a two year non-competition clause and provisions for health and life insurance and the payment of costs of medical coverage.

Lois/USA accounted for the transaction using the purchase method of accounting. The Company's consolidated financial statements have included EJL's activity since February 12, 1996. At the date of acquisition, the excess of the minimum guaranteed purchase price of $12,750,000 (the "Minimum Guaranteed Purchase Price") over the fair market value of the net assets acquired was reflected in the Company's consolidated financial statements as goodwill. As payments of Additional Purchase Price are made, such payments are accounted for as increases to goodwill. None of the recorded goodwill will be deductible for income tax purposes. This goodwill will be amortized over a 20-year life. As a result of the non-deductibility of goodwill, the Company's effective tax rate has been adversely impacted.

Additional minimum guaranteed purchase price payments of $6,750,000 will be reflected as a liability on the Company's balance sheet at the acquisition date and will be reduced as additional cash payments are made. The accounting for additional share issuances through the date that the put feature continues to be available to the Sellers will be similar to the treatment of redeemable stock which is classified outside of shareholders' equity. At the time that the minimum cash purchase price payments have been made and the ability of the sellers to put shares back to the Company ceases, the value of additional shares, if any, issued to the sellers will be reclassified as stockholders' equity.

In connection with the acquisition, the Company acquired a significant amount of excess space in Los Angeles and Chicago, and the long-term lease in Los Angeles has a lease rate that is substantially higher than currently prevailing in the market. The accompanying pro forma consolidated balance sheet reflects reserves for management's estimate of the future cost of excess space and for the cost of leases in excess of current market rates.

ITEM 7 - FINANCIAL STATEMENTS

               (a) Pro Forma consolidated financial statements as of December 31, 1995 and for the year ended December 31, 1995, giving effect to the above referenced acquisition.

               (b) Audited consolidated financial statements of EJL for the fiscal years ended February 28, 1995, 1994 and 1993 are attached as an exhibit to this report.

               (c) Unaudited consolidated financial statements of EJL as of January 31, 1996 and 1995 are attached as an exhibit to this report

EXHIBITS

 1.1 Stock Purchase Agreement among Lois/USA Inc., and the shareholders of Eisaman, Johns & Laws
               Advertising, Inc. dated February 12, 1996

                                 LOIS/USA INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1995

                                                                        STOCK
                                                                       PURCHASE           PRO                     LOIS/USA
                                            LOIS                       AGREEMENT          FORMA                   PRO
                                            USA           EJL          ADJUSTMENTS        ADJUSTMENTS             FORMA

Assets

CURRENT ASSETS
Cash and Cash Equivalents                   $  1,729      $ 2,916      $    39(a)         $ (3,085)(b)            $ 1,599
Accounts Receivable, Net                      19,527        8,250        2,581(a)             (356)(d)             30,002
Investments                                      150            0                                                     150
Expenditures Billable to Clients               1,388          511           (1)(a)                                  1,898
Deferred Tax Asset                                76            0                                                      76
Prepaid Tax                                      270           32            (32)(a)                                  270
Other Current Assets                             130          518           (304)(a)                                  344
Total Current Assets                          23,270       12,227        2,283              (3,441)                34,339

Property and Equipment, Net                      332          905            7(a)              100(e)               1,344

OTHER ASSETS
Deferred Financing and Offering Costs            212           -                               225(e)                 437
Cash Surrender Value of Officers Life
  Insurance                                       -           471                             (240)(d)                231
Deferred Tax Asset                                -            41           59(a)                                     100
Goodwill                                         325           -                            19,318(e)              19,643
Other Assets                                      51          112                                                     163
      Total Other Assets                         588          624           59              19,303                 20,574

Total Assets                                $ 24,190      $13,756      $ 2,349            $ 15,962                $56,257

                                 LOIS/USA INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1995

                                                                        STOCK
                                                                       PURCHASE           PRO                     LOIS/USA
                                            LOIS                       AGREEMENT          FORMA                   PRO
                                            USA           EJL          ADJUSTMENTS        ADJUSTMENTS             FORMA

          Total Liabilities and
     Stockholders' Equity (Deficit)

CURRENT LIABILITIES
Accounts Payable                            $ 24,613      $ 9,506      $ 1,683(a)         $    318(d)             $ 36,120
Bank Borrowings                                                                              1,500(b)                1,500
Accrued Expenses and Other
     Current Liabilities                         221          573          498(a)            1,565(c)                2,857
Deferred Purchase Price                                                                      1,750(b)                1,750
          Total Current Liabilities           24,834       10,079        2,181               5,133                  42,227

OTHER LIABILITIES
Lease Related Reserves                                                                       6,029(c)                6,029
Deferred Payouts and Other Liabilities            46        1,407          226(a)                                    1,679
Deferred Purchase Price                                                     12(a)            5,000(b)                5,012

          Total Liabilities                   24,880       11,486        2,419              16,162                  54,947

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock                                                                                                          0
Common Stock                                      22          124                                3(b)                   25
                                                                                              (124)(f)
Additional Paid in Capital                     3,746          950                            1,997(b)                5,743
                                                                                              (950)(f)
Accumulated Deficit                           (4,458)       1,196          (70)(a)          (1,126)(f)              (4,458)
        Total Stockholders' Equity
                   (Deficit)                    (690)       2,270          (70)               (200)                  1,310

     Total Liabilities and
     Stockholders' Equity (Deficit)         $ 24,190      $13,756      $ 2,349            $ 15,962                $ 56,257

                                 LOIS/USA INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1995

                                                                        STOCK
                                                                       PURCHASE           PRO                     LOIS/USA
                                            LOIS                       AGREEMENT          FORMA                   PRO
                                            USA           EJL          ADJUSTMENTS        ADJUSTMENTS             FORMA

          Total Liabilities
        Stockholders' Equity (Deficit)

INCOME
Commissions and Fees                        $ 16,035      $ 16,683     $                  $   (244)(c)            $ 32,474


OPERATING EXPENSES
Salaries and related costs, net                9,986        12,358                              51(b)               22,395
Client Services                                1,387           632                                                   2,019
Rent and related services                      1,334         2,063                          (1,278)(a)               2,119
Amortization of Goodwill                          88                                           966(d)                1,054
Depreciation and amortization                    215           310                              14(e)                  539
Other operating expenses                       1,723         2,523                                                   4,246
      Total Operating Expenses                14,733        17,886           0                (247)                 32,372

Operating Income                               1,302        (1,203)          0                   3                     102

NONOPERATING EXPENSES (INCOME)
Interest, Net                                    138          (391)                                                   (253)
Amortization of Deferred Financing Costs          56                                            45(f)                  101
Other Expenses                                                (173)                                                   (173)
      Total Nonoperating Expenses (Income)       194          (564)          0                  45                    (325)

Net Income (Loss) Before Provision
For Income Taxes                               1,108          (639)          0                 (42)                    427

Provision for Income Taxes (Credits)             390          (437)                            665(g)                  618

Net Income (Loss)                           $    718          (202)    $     0            $   (707)               $   (191)

Net Income (Loss) Per Common Share          $   0.33                   $                  $                       $  (0.08)

Weighted Average Number of
Shares Outstanding                         2,175,000                                       333,333               2,508,333

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The following pro forma consolidated financial statements (the "Pro Forma Financial Statements") of Lois/USA include the unaudited Pro forma consolidated statement of income for the year ended December 31, 1995 (the "Pro Forma Consolidated Statement of Income") and the unaudited pro forma consolidated balance sheet as of December 31,1995 (the "Pro Forma Consolidated Balance Sheet").

The Pro Forma Consolidated Statement of Income is based on Lois/USA's audited consolidated statement of income for the year ended December 31, 1995 and the unaudited consolidated financial statements of EJL for the year ended December
31. 1995 (EJL's audited consolidated financial statements for the fiscal years ended February 28, 1995, 1994 and 1993, and its unaudited consolidated financial statements for the eleven months ended January 31, 1996 and 1995 are included elsewhere in this filing). These financial statements have been adjusted to give effect to Lois/USA's acquisition of EJL as though it had occurred as of January 1, 1995, the beginning of Lois/USA's reporting year.

The Pro Forma Consolidated Statement of Income reflects pro forma adiustments to
(a) eliminate the effect of certain transactions contemplated in the Agreement, and (b) give effect to (i) the acquisition of EJL by Lois/USA and the related financing transactions ; (ii) the elimination of excess space costs; and (iii) a reduction in lease costs associated with the excess cost of the Los Angeles lease over current market rates.

The Pro Forma Consolidated Balance Sheet is based on the audited Lois/USA consolidated balance sheet at December 31, 1995 and is adjusted to (a) eliminate the effect of certain transactions contemplated in the Agreement, and (b) give effect to (i) the acquisition of EJL by Lois/USA and the related financing transactions, including the application of the estimated net proceeds therefrom as though they had occurred as of December 31, 1995; (ii) incremental costs for severance anticipated to occur as a direct result of management's formal plan to integrate EJL; (iii) management's estimate as to the future cost associated with excess space in Chicago and Los Angeles (net of anticipated sub-lease revenues); and (iv) management's estimate as to the excess of the cost of the Los Angeles lease over the currently prevailing market rate. The Acquisition will be accounted for by the purchase method of accounting, pursuant to which the purchase price is allocated among the acquired assets and liabilities in accordance with estimates of fair market value on the date of acquisition. The Pro Forma Consolidated Balance Sheet reflects the allocation of the purchase price to the acquired assets and liabilites. The amount of net assets delivered by the sellers at Closing of $2,211,000 is currently being disputed. The pro forma adjustments reflect adjustments to reduce the seller's value of the acquired assets to management's estimate of fair market. These values are currently in dispute and may give rise to a subsequent reduction in the purchase price. A substantial portion of the excess purchase price has been allocated to goodwill. No other specific intangibles have been identified.

The Pro Forma Financial Statements and the accompanying notes should be read in conjunction with Lois/USA's historical audited consolidated financial statements and related notes thereto, and EJL's audited consolidated financial statements and related notes thereto, appearing elsewhere in this filing.

 The Pro Forma Financial Statements do not purport to be indicative of the Lois/USA's financial condition or the results that would have actually been obtained had such transactions been consummated as of the assumed dates and for the periods presented, nor are they indicative Lois/USA's results of operation or financial condition for any future period or date.

                NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


(a) Adjustment to increase or decrease the January 31, 1996 balances to the amount actually delivered at closing on February 12, 1996, and to reflect the amount owing to the sellers ($12,000) for the excess of the net assets delivered over the amount required to be delivered pursuant to the Stock Purchase Agreement of $2,200,000.

(b)      Reflects the impact of the acquisition of EJL by Lois/USA.

The purchase cost and liabilities are as follows:

Acquisition Cost:
         Minimum Guaranteed Purchase Price                       $12,750,000
         Transaction costs                                           585,000
                  Total Acquisition Cost                         $13,335,000

Funded by:
         Issuance of shares of Lois/USA stock                    $ 2,000,000
         Cash paid to seller at closing
                  Available cash resources                        $2,500,000
                  Borrowings under Bank facility                   1,500,000
                           Total cash to Sellers at Closing        4,000,000
         Transaction costs funded by cash                            585,000
         Deferred Guaranteed Purchase Price liability              6,750,000
                           Total sources of funds                $13,335,000

(c) In connection with its decision to acquire EJL, management of Lois/USA prepared a strategic integration plan to (i) terminate certain employee positions, (ii) relocate personnel from EJL's Chicago office into Lois/USA's Chicago office and exit EJL's Chicago office, and (iii) reduce the amount of leased space occupied within EJL's Los Angeles office. For accounting purposes, estimated severance costs associated with terminated employees have been accounted for as an acquisition date liability and the related severance costs will not be charged to subsequent period earnings. In addition, the Company has recognized an acquisition date liability for excess space in Los Angeles and Chicago (net of anticipated sub-lease revenues) and for the excess of the lease cost for the Los Angeles lease over current fair market value. These acquisition date reserves are as follows:

Severance                                                        $    150,000
Excess space - Los Angeles,
                                                                    3,276,000
Excess space - Chicago, net of anticipated
   sublease revenues of $1,380                                      1,657,000
Excess of lease cost for Los Angeles
   lease over current fair market value                             2,511,000
   Total Acquisition date liabilities                            $  7,594,000


 Current Portion                                                   $1,565,000
 Long-term portion                                                 $6,029,000

(d) Management is currently disputing the values of certain assets delivered by the Sellers at closing, and has (i) reduced the carrying amount of the Cash Surrender Value of certain life insurance policies to their estimated market value; (ii) reduced the amount of recorded receivables to their estimated recoverable amounts; and (iii) established a liability for certain amounts owed to a client that was not previously reflected in the balance sheet delivered by the Sellers. Should such amounts be recovered from the Sellers, the proceeds will be used to reduce the amount of goodwill recorded as detailed in (e) below.

(e)      Determination of Excess Purchase Price:

Acquisition cost per above                                       $13,335,000
         Less: Historical net assets acquired of $2,211,000,
              less Stock Purchase Agreement adjustments
              of $11,000 as per (a) above                         (2,200,000)
         Incremental reserves as per (c) above                     7,594,000
         Value adjustments as per (d) above                          914,000
         Excess Purchase Price                                   $19,643,000

Allocation of Excess Purchase Price:

         Fixed assets                                          $     100,000
         Goodwill                                                 19,318,000
         Deferred financing fees                                     225,000
         Deferred tax asset                                        3,363,000
         Valuation allowance for deferred taxes                   (3,363,000)

                                                                 $19,643,000

A valuation allowance for deferred taxes has been established for the full amount of future deferred tax assets given that management has concluded that the realization of such deferred tax asset is not more likely than not.

(f) Entry to eliminate historical EJL equity, less Stock Purchase Agreement Adjustments.

             NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)


(a) As further described in note (c) to the unaudited consolidated balance sheet, the Company has recorded reserves for excess space and the excess of lease costs over current fair market value. This adjustment reduces historical lease expense to reflect the amount of lease expense that will be reflected in the post-acquisition consolidated statement of income.

(b) Reflects incremental future compensation costs to be incurred by Lois/USA as a result of compensation differences between the amounts contractually agreed with the senior management of EJL and the costs reflected in the historical EJL statement of income for the year ended December 31, 1995.

(c) As further described in note (d) to the unaudited consolidated balance sheet, the Company has identified adjustments to reserves for uncollectible accounts, and certain accruals that EJL should have reflected in the net assets delivered at closing. These amounts represent Lois/USA management's estimate of the amount of such adjustments that should have been reflected in EJL's income statement for the year ended December 31, 1995.

(d) Reflects amortization of goodwill as a result of the allocation of the excess of the purchase price over identified net assets acquired. The excess purchase price is being amortized over 20 years.

(e) Reflects increased depreciation expense resulting from the allocation of a portion of the purchase price to fixed assets, using an average life of 7 years.

(f) Reflects net incremental interest expense associated with higher borrowing levels post-acquisition. Lois/USA management has assumed that incremental borrowings of approximately $1.5 million will be outstanding on an average of 180 days in the period following acquisition, and that the assumed weighted average rate would be 10.5%. If actual interest rates were higher or lower by 1/8% than the rate assumed, then interest expense would increase or decrease by $1,000 for the year ended December 31, 1995. If the full amount of the acquisition indebtedness were assumed to be outstanding for the full year, interest expense would be $79,000 higher than that reflected in the unaudited pro forma statement of income.

(g) Reflects the pro forma income tax provision (benefit) associated with pro forma adjustments. The non-deductibility of the goodwill arising on the acquisition has a significant impact on the Company's effective tax rate.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized


                                        LOIS/USA, INC.


                                        By:/s/ Robert K. Stewart
                                           Name:  Robert K. Stewart
                                           Title: Chief Financial Officer


Dated:  February 13, 1997

                                 EXHIBIT INDEX

Exhibit                      Description of Exhibit

1.1 Stock Purchase Agreement among Lois/USA Inc. and the shareholders of Eisaman, Johns & Laws Advertising, Inc. dated
                           February 12, 1996.